UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 1, 2015

CDW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35985	26-0273989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 465-6000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

CDW Corporation (the "Company") is furnishing under cover of this Current Report on Form 8-K a copy of its press release dated August 3, 2015 announcing its second quarter 2015 financial results. The press release is attached to this report as Exhibit 99.1 and incorporated herein by reference. The Company is furnishing this information in connection with its previously announced webcast conference call to be held on August 3, 2015 at 8:30 a.m. ET / 7:30 a.m. CT to discuss these results.

The information contained under Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Kelway Acquisition

The Company also announced that on August 1, 2015, CDW International Holdings Limited, a subsidiary of the Company, acquired the remaining 65 percent interest in UK-based IT solutions provider Kelway Topco Limited ("Kelway"). In total, the Company paid $431 million in cash and stock before transaction fees and expenses and will consolidate approximately $80 million of Kelway net debt for its 100 percent interest in Kelway.

Quarterly Cash Dividend

On August 3, 2015, the Company also announced that its board of directors has declared a quarterly cash dividend of $0.0675 per common share. The dividend will be paid on September 10, 2015 to all shareholders of record as of the close of business on August 25, 2015.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 3, 2015, announcing second quarter 2015 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2015	CDW CORPORATION (Registrant)
	By:	/s/ ANN E. ZIEGLER Ann E. Ziegler Senior Vice President and Chief Financial Officer